Exhibit 10.3

SUPPLEMENTAL INDENTURE IN RESPECT OF GUARANTEE

SUPPLEMENTAL INDENTURE, dated as of July 6, 2017 (this "Supplemental Indenture"), among Republic Foods, Inc., a Maryland corporation (the "Guarantor"), Carrols Restaurant

Group, Inc., a Delaware corporation (the "Issuer") and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the "Trustee") under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Issuer, the guarantors party thereto and the Trustee are parties to an Indenture, dated as of April 29, 2015 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 8.00% Senior Secured Second Lien Notes due 2022 of the Issuer (the "Notes");

WHEREAS, Section 11.8 of the Indenture provides that the Issuer is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee the Notes and the obligations of the Issuer to the Holders and the Trustee pursuant to a Guarantee on the terms and conditions set forth herein and in Article XI of the Indenture;

WHEREAS, the Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Issuer;

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder; and

WHEREAS, all things necessary to make this a legal, valid and binding agreement of the Issuer have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuer and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. The Guarantor hereby agrees, jointly and severally with all other Guarantors, fully and unconditionally, to guarantee the Notes and the obligations of the Issuer to the Holders and the Trustee under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3.Termination, Release and Discharge. The Guarantor's Guarantee shall terminate and be of no further force or effect, and the Guarantor shall be released and discharged from all obligations in respect of its Guarantee, only as and when provided in Section 11.6 of the Indenture.

4.Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Guarantor's Guarantee or any provision contained herein or in Article XI of the Indenture.
5.Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

6.Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

7.Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

9.Trustee. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer or for or with respect to (i) the validity, efficacy, or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer or Guarantors, as applicable, by corporate action or otherwise, or (iii) the due execution hereof by the Issuer or Guarantors, as applicable, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

REPUBLIC FOODS, INC., as Guarantor

By: /s/ William E. Myers
Name: William E. Myers
Title: Vice President, Secretary & General Counsel

CARROLS RESTAURANT GROUP, INC.

By: /s/ William E. Myers
Name: William E. Myers
Title: Vice President, Secretary & General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, NA., as Trustee

By: /s/ Valere Boyd
Name: Valere Boyd
Title: Vice President